Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of our report dated April 20, 2026, with respect to the consolidated financial statements of Lucas GC Limited as of December 31, 2025 and 2024 and for the year ended December 31, 2025 and 2024, which appears in the annual report on Form 20-F of Lucas GC Limited for the year ended December 31, 2025 and 2024.

Very truly yours,

/s/Enrome LLP

Singapore
October 28, 2026

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